Exhibit 10.3

EXECUTION VERSION

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of September 26, 2022, by Mr. Hai Shi (the “Subject Party”) in favor of and for the benefit of Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (together with its successors, the “Purchaser”), Indiev, Inc., a California corporation (together with its successors, including after the Conversion (as defined in the Merger Agreement), the “Company”), and each of the Purchaser’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with the Purchaser and the Company, the “Covered Party” or Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on or about the date hereof, the Purchaser, the Company, MLAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), the Purchaser Representative and the Seller Representative entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) the Purchaser shall transfer by way of continuing out of the Cayman Islands and become domesticated as a corporation in the state of Delaware (the “Domestication”), and (b) upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Merger”), and as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder (as defined in the Merger Agreement) to receive its Pro Rata Share of the Stockholder Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, the Company, directly and indirectly through its Subsidiaries, engages in the business of design, manufacture, sale of electric passenger vehicles, including INDI ONE, which is a smart electric car with an onboard supercomputer (collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement and the consummation of the Conversion, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser and Merger Sub to enter into the Merger Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current shareholder, director, officer or employee of the Company or its Affiliates, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, and intending to be legally bound, the Subject Party hereby agrees as follows:

1. Other Activities.

(a) Period for Other Activities. During the period from the Closing until the two (2) year anniversary of the Closing Date (the “Restricted Period”), the Subject Party will not, and will cause its Affiliates not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), anywhere in the United States or China or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and its Affiliates and immediate family members are not involved in the management or control of such Competitor (“Permitted Ownership”).

(b) Trade Secrets. In addition, Subject Party acknowledges that the Company has valuable Trade Secrets (as defined by applicable law from time to time) to which Subject Party has had access prior to the signing of the Merger Agreement and its Closing. Subject Party understands that the Company and/or Purchaser intends to vigorously pursue its rights under applicable Trade Secrets law if, during a period of twenty four (24) months immediately following the Closing Date for any reason, whether with or without cause, Subject Party solicits or influences or attempts to influence any client, licensor, licensee, vendor, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the Business of the Company or Purchaser. Thereafter, the Company and Purchaser in each case intend to vigorously pursue their rights under applicable Trade Secrets law as the circumstances warrant.

(c) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that: (i) the Subject Party possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) the Subject Party’s execution of this Agreement is partial consideration to the Purchaser in the Transactions and a material inducement to the Purchaser and the Company to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if the Subject Party were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, or to disclose or distribute its Trade Secrets, and/or to otherwise breach the obligations contained herein, and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iii) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (iv) the Covered Parties conduct and intend to conduct the Business in the Territory and compete with other businesses that are or could be located in any part of the Territory, (v) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, and reasonably necessary to protect the Covered Parties’ legitimate interests (vi) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (vii) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. During the Restricted Period, the Subject Party and its Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (ii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of such date of the relevant act prohibited by this Section 2(a) or during the one (1) year period preceding such date.

(b) Non-Solicitation of Customers and Suppliers. During the Restricted Period, in order to protect the Company’s and Purchaser’s Trade Secrets and otherwise, the Subject Party and its Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion) and a majority of the Disinterested Independent Directors, individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, as of such date of the relevant act prohibited by this Section or during the one (1) year period preceding such date.

(c) Non-Disparagement. During the Restricted Period, the Subject Party and its Affiliates will not, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party or its Affiliate in good faith.

3. Confidentiality. From and after the Closing Date, the Subject Party will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (b) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. The Subject Party represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (a) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (b) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, or (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser or the Company (or any other
Covered Party), to:

Malacca Straits Acquisition Company Limited
Unit 601-2, St. George’s Building, 2 Ice House
Street Central, Hong Kong
Attn: Gordon Lo, Chief Executive Officer

   Stanley Wang, Chief Financial Officer

Telephone No.: +852 21060888
Email: gordon@malaccastraits.net;

stanley@malaccastraits.net

and

INDI Electric Vehicle Inc.
5001 S Soto Street
Vernon, CA 90058
Attn: Mr. Hai Shi, CEO

Telephone No.: (323) 703-5720

Email:sh@indiev.com

with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com

and

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130
Attn: James A. Mercer III, Esq.

Phone: (858) 720-8900

Email: JMercer@sheppardmullin.com

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, and the observance of any term of this Agreement may not be waived (either generally or in a particular instance), except in each case by a prior written consent executed by the Covered Parties (acting pursuant to clause (e) below) and the Subject Party. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Authorization on Behalf of Covered Parties. The parties acknowledge and agree that enforcement of the Purchaser and/or any other Covered Parties’ rights and remedies, and the grant of any waivers or amendments under this Agreement may be made, taken and authorized on behalf of the Covered Parties only following the affirmative vote or consent of a majority of the Disinterested Independent Directors. For purposes of this Agreement, a “Disinterested Independent Director” means an independent director (as defined under the rules and regulations of The Nasdaq Stock Market) serving on the Purchaser’s board of directors at the applicable time of determination, that is not a pre-Closing Company shareholder, an Affiliate of a pre-Closing Company shareholder, or an officer, director, manager, employee, trustee or beneficiary of a pre-Closing Company shareholder or its Affiliate, nor an immediate family member of any of the foregoing. Without limiting the foregoing, in the event that a pre-Closing Company shareholder or its Affiliate serves as a director, officer, employee or other authorized agent of the Purchaser, the pre-Closing Company shareholder or its Affiliate shall have no authority, express or implied, to act or make any determination on behalf of the Purchaser in connection with this Agreement or any dispute, action or legal proceeding respect hereto.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the County of New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties is express third party beneficiary of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Construction. The Subject Party acknowledges that the Subject Party has been represented, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing of the Merger. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

Hai Shi

By:	/s/ Hai Shi
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Acknowledged and accepted as of the date first written above:

The Purchaser:

Malacca Straits Acquisition Company Limited

By:	/s/ Gordon Lo
Name:	Gordon Lo
Title:	Chief Executive Officer and President

The Company:

Indiev, Inc.,
in its capacity as the Company as defined hereunder

By:	/s/ Starr Kim
Name:	Starr Kim
Title:	Secretary

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